SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SUNAMERICA INCOME FUNDS

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SUNAMERICA INCOME FUNDS

SunAmerica Flexible Credit Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

(800) 858-8850

November 24, 2014

Dear Shareholder:

You are receiving the enclosed information statement (the “Information Statement”) because you own shares in the SunAmerica Flexible Credit Fund (the “Fund”), a series of SunAmerica Income Funds (the “Trust”). The purpose of this Information Statement is to inform you that on June 3, 2014, the Board of Trustees of the Trust (the “Board”) approved the appointment of Newfleet Asset Management, LLC (“Newfleet”) as the new subadviser of the Fund, pursuant to a new subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”) and Newfleet with respect to the Fund. Newfleet replaced Wellington Management Company, LLP (“Wellington Management”), the previous subadviser of the Fund. On October 1, 2014 Newfleet began managing the Fund. In connection with Newfleet replacing Wellington Management as the subadviser of the Fund, the Board also approved the change in the Fund’s name from the “SunAmerica High Yield Bond Fund” to the “SunAmerica Flexible Credit Fund,” and certain corresponding changes to the Fund’s investment strategies effective on October 1, 2014.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund, Newfleet and the new subadvisory agreement.

This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call Shareholder Services at (800) 858-8850. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

/s/ John T. Genoy

John T. Genoy

President

SunAmerica Income Funds

SUNAMERICA INCOME FUNDS

SunAmerica Flexible Credit Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT

FOR THE SUNAMERICA FLEXIBLE CREDIT FUND

You have received this information statement (the “Information Statement”) because you own shares in the SunAmerica Flexible Credit Fund (the “Fund”), a series of SunAmerica Income Funds (the “Trust”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the appointment by the Board of Trustees of the Trust (the “Board”) of a replacement subadviser for the Fund.

At an in-person meeting held on June 3, 2014 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust or Newfleet Asset Management, LLC (“Newfleet”), as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Disinterested Trustees”), approved Newfleet as the new subadviser to the Fund, pursuant to a new subadvisory agreement (the “Subadvisory Agreement”) between SunAmerica Asset Management, LLC (“SunAmerica”), the Fund’s investment adviser, and Newfleet. Newfleet replaced Wellington Management Company, LLP (“Wellington Management”), the previous subadviser of the Fund. Newfleet assumed portfolio management responsibilities for the Fund on October 1, 2014. The change in the Fund’s name from “SunAmerica High Yield Bond Fund” to the “SunAmerica Flexible Credit Fund,” along with corresponding changes to the Fund’s principal investment strategies and principal investment risks, also became effective on October 1, 2014.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

The Trust has received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish the Fund’s shareholders with the same information about the new subadviser and subadvisory agreement that would have been included in a proxy statement, except as modified by the Order. This Information Statement is being provided to you to satisfy this requirement. This Information Statement is being posted at [                    ] on or about November 24, 2014.

The Trust and the Adviser

The Fund is an investment series of the Trust, a Massachusetts business trust. SunAmerica is an investment adviser registered with the SEC and is located at Harborside Financial Center, Plaza 5, Jersey City, New Jersey 07311-4992. SunAmerica, organized in 1982 under the laws of Delaware, is an indirect, wholly-owned subsidiary of American International Group, Inc. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica with respect to the Fund on January 1, 1999, as amended from time to time, which was last approved by the Board, including a majority of the Disinterested Trustees, at an in-person meeting held on June 3, 2014.

As investment adviser, SunAmerica selects the subadvisers for the Fund, manages the Fund, provides various administrative services to the Fund and supervises the Fund’s daily business affairs, subject to oversight by the Board. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios of the

Trust for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations. At the Meeting, SunAmerica recommended Newfleet as the new subadviser to the Fund, in connection with the proposed changes to the Fund’s principal investment strategies, after conducting a management selection process.

The subadvisers to the Trust’s portfolios, including Newfleet, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The portfolios do not pay fees directly to a subadviser.

The Subadvisory Agreement

Newfleet serves as subadviser to the Fund pursuant to the Subadvisory Agreement. Under the terms of the Subadvisory Agreement, and subject to the oversight and review of SunAmerica, Newfleet will manage the investment and reinvestment of the Fund’s assets and will: (i) determine the securities to be purchased or sold and execute such documents on behalf of the Fund as may be necessary in connection therewith; (ii) provide SunAmerica with records concerning its activities which SunAmerica and/or the Fund are required to maintain; and (iii) render regular reports to SunAmerica and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadvisory Agreement also provides that in the absence of willful malfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties thereunder, Newfleet shall not be subject to liability to SunAmerica, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Subadvisory Agreement, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which the Subadvisory Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to Newfleet’s receipt of compensation for services.

The Subadvisory Agreement shall continue in effect for an initial term beginning October 1, 2014 until June 30, 2016. Thereafter, its continuance must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the majority of the Board, the holders of a majority of the outstanding shares of the Fund, or by SunAmerica, on not less than 30 nor more than 60 days’ written notice.

The Subadvisory Agreement is substantially similar in all material respects to the previous subadvisory agreement with Wellington Management, except for: (i) the effective date and terms of the agreements; and (ii) the amount of the subadvisory fees. The Subadvisory Agreement will not result in an increase in fees to shareholders as SunAmerica, and not the Fund, is responsible for all fees payable pursuant to the Subadvisory Agreement. The Subadvisory Agreement is attached to this Information Statement as Exhibit A.

For the fiscal year ended March 31, 2014, SunAmerica received advisory fees from the Fund in the amount of $865,875 or 0.75% of the Fund’s average daily net assets. For the same period, SunAmerica paid subadvisory fees to Wellington Management in the aggregate amount of $461,780 or 0.40% of the average daily net assets of the Fund, and thus retained $404,075 of its advisory fee. The subadvisory fee rate payable by SunAmerica to Wellington Management was equal to an annual rate of 0.40% of average daily net assets on the first $150 million, 0.35% on the next $350 million and 0.30% thereafter. The subadvisory fee rate payable by SunAmerica to Newfleet is equal to an annual rate of 0.30% of average daily net assets of the Fund on the first $200 million, 0.25% on the next $200 million and 0.15% thereafter. The subadvisory fee rate payable to Newfleet is lower than the subadvisory fee rate payable to Wellington Management. If, for the fiscal year ended March 31, 2014, Newfleet had served as subadviser to the Fund for the entire period, SunAmerica would have paid subadvisory fees to Newfleet in the aggregate amount of $345,350 or 0.30% of the average daily net assets of the Fund. The subadvisory fee rate payable to Newfleet was negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Fund will be marketed, the investment characteristics of the Fund relative to other similar funds and the fees charged to comparable products within the industry. There is no change in the advisory fee rate paid by the Fund as a result of the approval of Newfleet as the subadviser to the Fund.

Information about the Subadviser

Newfleet Asset Management, LLC (“Newfleet”) is a registered investment adviser located at 100 Pearl Street, 7th Floor, Hartford, CT 06103. Newfleet is an affiliate of Virtus Investment Partners, Inc. (“Virtus”). Virtus, a holding company, is located at 100 Pearl Street, 9th Floor, Hartford, CT 06103. Newfleet commenced operations in 1989. As of September 30, 2014, accounts managed by Newfleet had combined assets of approximately $13 billion.

The names and principal occupations of Newfleet’s principal executive officers are set forth below. The address of each person is 100 Pearl Street, 7th Floor, Hartford, CT 06103.

Name	Principal Occupation
David Albrycht, CFA	President, Chief Investment Officer, and Senior Portfolio Manager

Michael Sollicito	Chief Operating Officer

No officers or Trustees of the Fund are officers, employees, directors, general partners or shareholders of Newfleet or Virtus.

Newfleet is the investment adviser for other mutual funds, and/or institutional accounts, that have an investment objective similar to that of the Fund. The name of such fund or account, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to Newfleet for its management services, are set forth below.

Other Funds/Institutional Accounts	Assets as of September 30, 2014 (millions)	Fee Rate (% of average daily net assets)
Virtus High Yield Fund	$81.056	0.65%[1]

Virtus Senior Floating Rate Fund	$930.4	0.60%[2]

Newfleet High Yield Composite	$81.056	0.60% on the first $50 million 0.55% over $50 million

Newfleet Senior Floating Rate MS Composite	$1,010	0.55% on the first $50 million 0.50% over $50 million

[1]	Newfleet earns 50% of the net fee or 0.325%.
[2]	Newfleet earns 50% of the net fee or 0.30%.

Factors Considered by the Board of Trustees

At the Meeting, the Board, including the Disinterested Trustees, approved the Subadvisory Agreement with respect to the Fund. As a result, effective October 1, 2014, Newfleet assumed portfolio management responsibilities for the Fund.

In accordance with Section 15(c) of the 1940 Act, the Board requested, and SunAmerica and Newfleet provided, materials relating to the Board’s consideration of whether to approve the Subadvisory Agreement. The Board also took into account presentations made at the Meeting by members of management as well as presentations made by representatives of Newfleet who responded to questions posed by the Board and management. The Disinterested Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Subadvisory Agreement. In determining whether to approve the Subadvisory Agreement, the Board, including the Disinterested Trustees, also considered the following information:

Nature, Extent and Quality of Services Provided by Newfleet. The Board, including the Disinterested Trustees, considered the nature, extent and quality of services to be provided by Newfleet with respect to the Fund, including investment management services such as investment research, advice and supervision, and determining which securities will be purchased or sold by the Fund, subject to the oversight and review of SunAmerica. In addition, the Board reviewed Newfleet’s history, structure, size, visibility and resources, which are needed to attract and retain highly qualified investment professionals. The Board also reviewed the personnel that would be responsible for providing portfolio management services to the Fund. The Board concluded, based on the materials provided, discussions with Newfleet representatives, and diligence conducted by management, that: (i) Newfleet would be able to retain high quality portfolio managers and other investment personnel; (ii) Newfleet would exhibit a high level of diligence and attention to detail in carrying out its responsibilities as a subadviser; and (iii) Newfleet would be responsive to requests of the Board and of SunAmerica. The Board also considered that Newfleet has developed internal policies and procedures for monitoring compliance with the investment objectives, policies and restrictions of the Fund. The Board further considered Newfleet’s code of ethics, compliance and regulatory history and risk management processes. The Board also noted that Newfleet had not experienced any material regulatory or compliance problems nor has it been involved in any material litigation or administrative proceedings that would potentially impact it from effectively serving as a subadviser to the Fund.

The Board concluded that the nature and extent of services to be provided by Newfleet under the Subadvisory Agreement were reasonable and appropriate in relation to the proposed subadvisory fees and that the quality of services was reasonably expected to be high.

Consideration of the Subadvisory Fee and the Cost of the Services to be Provided by Newfleet. The Board, including the Disinterested Trustees, also received and reviewed information regarding the fees to be paid by SunAmerica to Newfleet pursuant to the Subadvisory Agreement. The Board noted that the subadvisory fee to be paid by SunAmerica to Newfleet pursuant to the Subadvisory Agreement would be less than the subadvisory fee currently paid to Wellington Management pursuant to the current subadvisory agreement between SunAmerica and Wellington Management with respect to the Fund. Accordingly, the Board further considered the amount of subadvisory fees paid out by SunAmerica and the amount of the management fees which it retained.

To assist in analyzing the reasonableness of the management fee for the Fund, the Board received reports independently prepared by Lipper, Inc., (“Lipper”) an independent third-party provider of mutual fund data, which contained comparative fee and expense information with respect to the Fund (which is based on estimated expense amounts) and a representative group of similar funds as determined by Lipper. In considering the reasonableness of the management fee to be paid by the Fund to SunAmerica, the Board reviewed a number of expense comparisons, including: (i) contractual and actual advisory fees; and (ii) total operating expenses. In considering the Fund’s projected total operating expenses, the Board analyzed the level of fee waivers and expense reimbursements and the net expense caps contractually agreed upon by SunAmerica with respect to the Fund. The Board further considered that, unlike the funds in the Fund’s peer Group (“Peer Group”) and peer universe (“Peer Universe”), as independently determined by Lipper, the fee waivers and/or reimbursements anticipated to be made by SunAmerica with respect to the Fund are only reflected in the total expenses category of the Lipper report, rather than also being reflected as specific management fee waivers in the actual management fees category of the Lipper report. As a result, the Board took into account that the actual management fees presented by Lipper for the funds in the Peer Group and Peer Universe may appear lower on a relative basis. The Board also considered the various expense components of the Fund and compared the Fund’s net expense ratio to those of other funds within its Peer Group and Peer Universe as a guide to help assess the reasonableness of the management fee for the Fund. The Board acknowledged that it was difficult to make precise comparisons with other funds in the Peer Group and Peer Universe since the exact nature of services provided under the various fund agreements is often not apparent. The Board noted, however, that the comparative fee information provided by Lipper as a whole was useful in assessing whether SunAmerica would be providing services at a cost that was competitive with other, similar funds. The Board took into account management’s discussion of the Fund’s proposed fees and anticipated expenses.

The Board also received and reviewed information regarding the subadvisory fee to be paid by SunAmerica to Newfleet pursuant to the Subadvisory Agreement. To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Lipper. The report showed comparative fee information of the Fund’s Peer Group and Peer Universe that the Board used as a guide to help assess the reasonableness of the subadvisory fees. The Board noted that the Peer Group and Peer Universe information, as a whole, was useful in assessing whether Newfleet was providing services at a cost that was competitive with other similar funds. The Board also considered that the subadvisory fee was paid by SunAmerica out of its advisory fee and not by the Fund, and that subadvisory fee may vary widely within a peer group for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered the amount of the subadvisory fees to be paid out by SunAmerica and the amount of the advisory fee that it would retain and determined that these amounts were reasonable in light of the services to be performed by SunAmerica and Newfleet, respectively.

The Board also considered fees received by Newfleet with respect to other mutual funds and accounts for which it serves as adviser or subadviser that have similar investment strategies to the Fund, and reviewed any relevant distinctions or differences with respect to such other mutual funds or accounts.

Investment Performance. The Board, including the Disinterested Trustees, also considered performance data with respect to any other mutual funds or other accounts advised or subadvised by Newfleet with similar investment objectives and/or strategies, as applicable. In considering this comparative performance, however, the Board also reviewed any relevant distinctions and differences, and acknowledged that past performance is not necessarily indicative of future results.

Profitability. The Board also considered SunAmerica’s profitability and the benefits SunAmerica and its affiliates would receive from its relationship with the Fund. The Board was provided with a profitability analysis that detailed the revenues that would be earned and the expenses that would be incurred by SunAmerica and its affiliates that provide services to the Fund. In particular, the Board considered the contractual fee waivers and/or expense reimbursements agreed to by SunAmerica with respect to the Fund.

The Board also reviewed financial statements and/or other reports from Newfleet and considered whether Newfleet had the financial resources necessary to attract and retain high quality investment management personnel and to provide high quality services to the Fund. The Board concluded that Newfleet had the financial resources necessary to perform its obligations under the Subadvisory Agreement and would provide the Fund with high quality services. The Board also concluded that the subadvisory fees were reasonable in light of the factors discussed above.

Economies of Scale. The Board did not review specific information regarding whether there would economies of scale with respect to Newfleet’s management of the Fund because it regards that information as less relevant at the subadviser level. Rather, the Board noted that it considered information regarding economies of scale in the context of the renewal of the Advisory Agreement between the Trust and SunAmerica with respect to the Fund.

Other Factors. In consideration of the Subadvisory Agreement, the Board also received information regarding Newfleet’s brokerage practices. The Board considered that SunAmerica and Newfleet would be responsible for decisions to buy and sell securities for the Fund, selection of broker-dealers and negotiation of commission rates. The Board also considered that Newfleet does not have any soft dollar arrangements and does not anticipate entering into any in the foreseeable future.

Conclusion. After a full and complete discussion, the Board approved the Subadvisory Agreement, for an initial term ending June 30, 2016. Based upon their evaluation of all these factors in their totality, the Board, including the Disinterested Trustees, was satisfied that the terms of the Subadvisory Agreement were fair and reasonable and in the best interests of the Fund and its shareholders. In arriving at a decision to approve the Subadvisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together, and each Disinterested Trustee may have attributed different weights to different factors. The Disinterested Trustees were also assisted by the advice of independent legal counsel in making this determination.

Ownership of Shares

As of October 1, 2014, the Fund had 28,685,090 shares outstanding. The following shareholders owned, of record or beneficially, 5% or more of the indicated Fund Class’ outstanding shares as of October 1, 2014:

Name	Fund Class	% Ownership
MERRILL LYNCH, PIERCE, FENNER & SMITH, INC. FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: SERVICE TEAM SEC# 97MC8 4800 DEER LAKE DRIVE EAST 2ND FLOOR JACKSONVILLE FL 32246-6484	A	16.89%

PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	A	15.83%

FIRST CLEARING LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	A	9.91%

MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER PLAZA 2, 3RD FLOOR	B	26.48%

MERRILL LYNCH, PIERCE, FENNER & SMITH, INC. FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTENTION: SERVICE TEAM SEC# 97B16 4800 DEER LAKE DRIVE EAST 2ND FLOOR JACKSONVILLE FL 32246-6484	B	11.45%

PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	B	8.15%

FIRST CLEARING LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	B	6.07%

CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN MUTUAL FUND OPERATIONS 211 MAIN ST SAN FRANCISCO CA 94105-1905	C	5.5%

FIRST CLEARING LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	C	13.31%

Name	Fund Class	% Ownership
MERRILL LYNCH, PIERCE, FENNER & SMITH, INC. FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTENTION: SERVICE TEAM SEC# 97B16 4800 DEER LAKE DRIVE EAST 2ND FLOOR JACKSONVILLE FL 32246-6484	C	13.17%

MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER PLAZA 2, 3RD FLOOR	C	12.86%

UBS FINANCIAL SERVICES INC FBO UBS WM USA OMNI ACCOUNT M/F ATTN DEPARTMENT MANAGER 499 WASHINGTON BLVD FL 9 JERSEY CITY NJ 07310-2055	C	12.4%

PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	C	8.36%

SUNAMERICA ASSET MGMT LLC. ATTN FRANK CURRAN HARBORSIDE FINANCIAL CENTER 3200 PLAZA 5 JERSEY CITY NJ 07311	W	100%

The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the shares of the Fund as of October 1, 2014.

Brokerage Commissions

For the fiscal year ended March 31, 2014, the Fund did not pay any commissions to affiliated broker-dealers.

Other Service Providers

AIG Capital Services, Inc. (“ACS”) and SunAmerica Fund Services, Inc. (“SAFS”) are affiliates of SunAmerica and provide services to the Fund. ACS, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, serves as principal underwriter of the Fund’s shares. For the fiscal year ended March 31, 2014, the Fund paid ACS $693,074 in fees pursuant to the Fund’s Plan of Distribution Pursuant Rule 12b-1 under the 1940 Act and the Fund’s Administrative and Shareholder Services Agreement. SAFS, also located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, assists the Fund’s transfer agent in providing shareholder services to shareholders of the Fund. For the fiscal year ended March 31, 2014, the Fund paid SAFS $253,687 in connection with these services pursuant to a Service Agreement between the Trust, on behalf of the Fund, and SAFS.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Fund are available without charge and may be obtained by calling (800) 858-8850 or by writing to the Trust at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Gregory N. Bressler, Esq., Secretary of SunAmerica Income Funds, Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311.

By Order of the Board of Trustees,

/s/ John T. Genoy

John T. Genoy

President

SunAmerica Income Funds

Dated: November 24, 2014

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of September 30, 2014, by and between SUNAMERICA ASSET MANAGEMENT, LLC a Delaware limited liability company (the “Adviser”), and NEWFLEET ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Income Funds, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999 (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Trust listed on Schedule A attached hereto (each, a “Fund,” and collectively, the “Funds”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of the Funds listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Funds set forth in each Fund’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action on behalf of a Fund with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in a Fund, including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”), or to investigate, initiate, supervise, or monitor the Litigation involving Fund assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

The Subadviser represents and warrants to the Adviser that it will manage the assets of each Fund, or portion of each Fund’s assets, allocated to it, as set forth in Schedule A, in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 11(c) hereof, the Subadviser represents and warrants: (1) that the Subadviser’s management of all or a portion of the assets of a Fund will be designed to achieve qualification by the Fund to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Fund assets, including depositing those assets in custody with institutions designated by the Trust, and (b) federal and state securities and commodities laws applicable to Subadviser’s Fund management responsibilities; provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of a Fund or other series of the Trust to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investment companies that are under common control with the Trust, concerning transactions of a Fund in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business; and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

2. Fund Transactions. (a) The Subadviser is responsible for: (i) decisions, and is hereby authorized, to buy or sell securities and other investments for the Fund or a portion of the Fund’s assets allotted to it, (ii) selection of broker-dealers and futures commission merchants’ and (iii) negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing Fund transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Fund and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect Fund transactions in securities and other investments for a Fund. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of a Fund with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser consistent with its obligations regarding best execution. Adviser acknowledges that Subadviser may be unable to fulfill the Adviser’s request for direction for a number of reasons, including, but not limited to: 1) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, etc; 2) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 3) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; or 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rate set forth in Schedule A hereto with respect to each Fund, or portion thereof, that the Subadviser manages. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior day’s net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Other Services. At the request of the Trust or the Adviser, the Subadviser, in its discretion, may make available to the Trust office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser’s cost.

5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

6. Status of the Subadviser. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

7. Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of SunAmerica Capital Services, Inc. (“SACS”) or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser. Notwithstanding the foregoing, Subadviser may include the Adviser’s and Trust’s names in its “client list” used in promotional materials with prior consent of the Adviser and/or Trust.

8. Proxy Voting. Each Fund has appointed Institutional Shareholder Services as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Trustees. With respect to certain vote items, a Fund may request guidance or a recommendation from the adviser, administrator or subadviser of the Fund. The Subadviser shall not have responsibilities in connection with proxy voting for a Fund unless it is affirmatively requested to make a proxy voting recommendation.

9. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Funds that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust will be provided promptly to the Trust or the Adviser on request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

10. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

11. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the Subadviser’s receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser’s providing services under this Agreement or the sale of securities of the Trust.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its Trustees and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such Trustees, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The Subadviser shall not be liable to the Adviser its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Funds with respect to the portion of the assets of a Fund not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Fund, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that, to the extent the Subadviser is responsible for managing only a portion of a Fund, the Subadviser shall manage the portion of the assets of a Fund allocated to it as if it was a separate operating Fund and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Fund and qualifications of a Fund as a regulated investment company under the Code) only with respect to the portion of assets of a Fund allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of a Fund’s assets not allocated to the Subadviser.

12. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of a Fund, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by a Fund and may include such total return in the calculation of composite performance information.

13. Representations. By execution of the Agreement, Subadviser represents that: (i) it is duly registered as an Investment Adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and that it provided to the Adviser Part 2A of its registration statement on Form ADV (the “ADV”) prior to signing the Agreement.

14. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as partners, officers, agents or shareholders, or otherwise; partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as Trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

15. Term of the Agreement. This Agreement shall continue in full force and effect until June 30, 2016, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

This Agreement may be terminated at any time, without payment of a penalty by the Fund or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. This Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

16. Severability. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

18. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

19. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Newfleet Asset Management, LLC
100 Pearl Street Hartford, CT 06103 Attention: Legal Department

Adviser:	SunAmerica Asset Management, LLC Harborside Financial Center 3200 Plaza 5 Jersey City, New Jersey 07311-4992 Attention: Legal Department

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ Peter A. Harbeck
Name: Peter A. Harbeck
Title: President and Chief Executive Officer

NEWFLEET ASSET MANAGEMENT, LLC

By:	/s/ Michael Sollicito
Name: Michael Sollicito
Title: Chief Operating Officer

SCHEDULE A

Fund	Fee Rate (as a percentage of daily net assets the Subadviser manages for the Fund)
SunAmerica Flexible Credit Fund	0.30% to $200 Million 0.25% next $200 Million 0.15% thereafter

SUNAMERICA INCOME FUNDS

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

SunAmerica Flexible Credit Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

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This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a subadvisory agreement is now available at the website referenced above. The Fund is a series of SunAmerica Income Funds (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access SunAmerica’s website to review a complete copy of the Information Statement, which contains important information about the new subadvisory agreement.

On June 3, 2014, the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust or Newfleet Asset Management, LLC (“Newfleet”), as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended, approved Newfleet as the new subadviser to the Fund, pursuant to a new subadvisory agreement (the “Subadvisory Agreement”) between SunAmerica Asset Management, LLC (“SunAmerica”), the Fund’s investment adviser, and Newfleet. Newfleet replaced Wellington Management Company, LLP, the previous subadviser of the Fund. There is no change in the advisory fees paid by the Fund under the Subadvisory Agreement, as SunAmerica, and not the Fund, is responsible for all fees payable pursuant to the Subadvisory Agreement.

The Trust has received an exemptive order from the Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about November 24, 2014, to all shareholders who were invested in the Fund as of the close of business on October 1, 2014. A copy of the Information Statement will remain on SunAmerica’s website until at least February 23, 2015, and shareholders can request a complete copy of the Information Statement until November 24, 2015.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311 or by calling (800) 858-8850. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Trust at mutualfundinquiry@sunamerica.com. You can request a complete copy of the Information Statement until November 24, 2015. To ensure prompt delivery, you should make your request no later than November 24, 2015. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.